Exhibit 99.7

Galaxy Payroll Group Limited

25th Floor, Ovest

77 Wing Lok Street

Sheung Wan, Hong Kong

Tel: +852 3105 2611

August 14, 2024

Re:	Galaxy Payroll Group Limited Registration Statement on Form F-1 File No. 333-269043
Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Ladies and Gentlemen:

The undersigned, Galaxy Payroll Group Limited, a foreign private issuer organized under the laws of the British Virgin Islands (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its registration statement on Form F-1, as amended (the “Registration Statement”) relating to a proposed initial public filing (“IPO”) and the listing of its ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements as of June 30, 2023 and 2022 and for each of the two years ended June 30, 2023 and 2022, and its unaudited condensed consolidated financial statements as of December 31, 2023 and 2022 and for each of the six-month periods ended December 31, 2023 and 2022.

Item 8.A.4 of Form 20-F states that in the case of a company’s IPO, the audited financial statements included in the registration statement shall be as of a date not older than 12 months from the time the document is filed, unless a representation is made pursuant to Instruction 2 to Item 8.A.4.

The Company is hereby making this representation pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not a currently public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

3.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended June 30, 2024 will be available until early October, 2024.

5.	At the time the Registration Statement is declared effective, the Registration Statement will have audited financial statements of the Company not older than fifteen months.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Very truly yours,

Galaxy Payroll Group Limited

By:	/s/ Wai Hong Lao
Name:	Wai Hong Lao
Title:	Chief Executive Officer (Principal Executive Officer)